                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)   December 20, 2001
                                                   -----------------




                                HOLLY CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                      001-03876                  75-1056913
----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
of incorporation)                                            Identification No.)


    100 Crescent Court, Suite 1600
            Dallas, Texas                            75201-6927
----------------------------------------             ----------
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code  (214) 871-3555
                                                    --------------

ITEM 5.     OTHER EVENTS

On December 20, 2001, the Company issued the following press release:

         HOLLY CORPORATION ANNOUNCES ENVIRONMENTAL AGREEMENT

                  Dallas, Texas, December 20, 2001 -- Holly Corporation (AMEX "HOC") announced today that it has reached a Clean Air Act agreement with the U.S. Environmental Protection Agency, the New Mexico Environment Department and the Montana Department of Environmental Quality. The agreement took the form of a consent decree which was filed in U.S. District Court in New Mexico today.

                  The agreement is the culmination of a cooperative process initiated earlier this year by Holly Corporation with these regulatory bodies to resolve potential air compliance issues relating to Holly's New Mexico and Montana refineries. This process allowed the parties to work as partners in focusing primarily on future environmental improvements.

                  The agreement requires $10 to 20 million in investments which Holly has agreed to make over a number of years at its refining facilities to install certain state of the art pollution control equipment as well as changes in operational practices that go beyond current regulatory requirements to reduce emissions. These initiatives are anticipated to reduce air emissions from Holly's facilities by more than 2,800 tons per year.

                   The agreement gives Holly a "clean slate" with respect to a broad spectrum of air regulatory matters in exchange for these commitments for environmental improvements and a payment to Federal, New Mexico and Montana regulatory authorities in the total amount of $750,000, which was reflected in Holly's recently reported earnings for the first quarter of its 2002 fiscal year. Holly has also agreed to expend approximately $1.5 million on environmentally beneficial projects.

                  Matthew Clifton, Holly Corporation's President stated, "We are proud that Holly is making this important proactive commitment to environmental stewardship. In taking this step, Holly joins BP, Equiva, Marathon-Ashland and Koch, which have recently reached similar agreements. We know the value that the citizens of New Mexico and Montana, where our operations are located, place on clean air and we believe that a clean environment is not only good for America but is good for our industry."

               "The process that resulted in the agreement allowed the regulators and the regulated business to work together on a free exchange of technical improvement ideas," said Clifton. "The citizens of the communities and states where our facilities are located will benefit from these significant emissions reductions and our company will benefit from the elimination of uncertainties relating to past regulatory issues."

               Holly Corporation, through its affiliates, Navajo Refining Company and Montana Refining Company, is engaged in the refining, transportation, terminalling and marketing of petroleum products.

         FOR FURTHER INFORMATION, Contact:

         Matthew P. Clifton, President
         W. John Glancy, Senior Vice President,
          General Counsel and Secretary
         Holly Corporation
         214/871-3555


         This Current Report on Form 8-K contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this Form 8-K, are forward-looking statements. Such statements are subject to risks and uncertainties, including but not limited to risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company's markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company's capital investments and marketing strategies, the costs of defense and the risk of an adverse decision in the Longhorn Pipeline litigation, and general economic conditions. Although the Company believes that the expectations reflected by such forward-looking statements are reasonable based on information currently available to the Company, no assurances can be given that such expectations will prove to have been correct. This summary discussion of risks and uncertainties that may cause actual results to differ from those indicated in forward-looking statements should be read in conjunction with the discussion under the heading "Additional Factors That May Affect Future Results" included in Item 7 of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2001, and the discussion under the heading "Additional Factors That May Affect Future Results", included in Item 2 of Part I of the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2001. All forward-looking statements included in this Current Report on Form 8-K and all subsequent oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above.



SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 HOLLY CORPORATION
                                       -----------------------------------------
                                       (Registrant)



Date: December 21, 2001                By /s/Scott C. Surplus
      -----------------                   --------------------------------------
                                          Scott C. Surplus
                                          Vice President, Treasury and Tax